Exhibit 10.12
QUALITY FIRST INTERNATIONAL
EU Authorised Representative Contract for Services
This contract is between Restore Medical, Inc., 2800 Patton Road, Roseville, Minnesota 55113, USA (referred to in this contract as the Company) and Quality First International (referred to in this contract as QFI) of: Suites 317/318, Burford Business Centre, 11 Burford Road, Stratford, London, E15 2ST, United Kingdom.
Contact for the Company: Mr. E. Numainville
Contact for QFI: H. Atchia
Date of commencement: 16 June 2003
Leading People — Leading Change
      Quality First International is a trading name of Quality First International Limited, a company registered in England No 03103506. Registered Office 20 Eversley Road, Bexhill on Sea, East Sussex, TN40 1HE, United Kingdom

1.0	Provision of QFI personnel
1.1 QFI agree to act as the Company’s EU Authorised Representative.
1.2 The technical competence and necessary experience required by such a role will be provided by Mr H Atchia, Technical Director currently registered with the appropriate Competent Authorities as EU Authorised Representative, for the products covered by this contract and referred to in QFI form Schedule A.
1.3 The administration of the services provided under this contract and responsibility for liaising between the Company and QFI, and QFI and the Competent Authority will be provided by the EU Authorised Representative Client Co-ordinator (EURCC), appointed by QFI from QFI’s full-time staff.
2.0	Services provided by QFI
2.1 Interpretation of requirements.
2.2 Completion, review, approval and submission of all necessary documentation required by the Competent Authority.
2.3 Registration of these matters on the Company’s behalf.
2.4 Safe keeping of all copies of the Company’s current listings of products registered by QFI with the Competent Authority on the Company’s behalf covered by the Declaration of Conformity.
2.5 Safe keeping of records relating to discussions with the Competent Authorities on the Company’s behalf.
2.6 Receipt of information concerning incidents referred to in Article 10 of the Council Directive 93/42/EEC (commonly known as the Medical Devices Directive) and/or Article 11 of Council Directive 98/79/EC (commonly known as the In vitro Diagnostic Medical Devices Directive) and 65/65/EEC (relating to medicinal products as applied to Blood Bags) communication of such information to the Company.
3.0	Responsibility of the Company
3.1 The Company should ensure that the Medical Devices Vigilance system guidelines are made known to persons responsible for placing devices on the market and any other agents authorised to act on the Company’s behalf so that the Company’s responsibilities may be fulfilled.
3.2 The Company must report all incidents fulfilling the notification criteria as well as notifications such as Product Recall and Safety Alert notices to QFI.

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3.3 The Company shall institute documented procedures for alerting QFI of changes in relevant company and product information in order for QFI to complete any registration or re-registration of products/personnel with the Competent Authority.
3.3.1 Such information shall include the Company contact person for the purposes of communication with QFI, product range (including new products and products to be discontinued, change of intended use or other factors that alter the classification of the product under the rules specified in Annex IX Council Directive 93/42/EEC as relevant and any relevant compliance issues which could affect such registration).
3.3.2 The QFI Schedule A form (or agreed equivalent) shall be used for such purposes.
4.0	Timescale for the initial reporting of an incident or near incident
4.1 Incidents ten (10) days.
4.2 Near incidents thirty (30) days.
4.3 The times given above are the maximum times for determining the relevant facts and making an initial report to the appropriate Competent Authority.
4.4 Due to the strict reporting timetable requirements the Company must have a sound and effective reporting mechanism in place between the Company’s end users, the Company’s distributors and the Company’s own organisation which will allow speedy and complete reporting to the Company’s EU Authorised Representative. Once the Company is aware of an incident or near incident, it must ensure notification to QFI within twenty four (24) hours.
5.0	Systematic recalls
5.1 Any technical or medical reason for the systematic recall of a device is required by the Directives to be notified by the manufacturer to the appropriate Competent Authority.
5.2 Copies of advisory notices implementing recalls should be sent by the manufacturer to the appropriate Competent Authority before or at the same time as the notices are sent to the relevant users.
6.0	Commercial removal from the market
6.1 Removals from the market for a purely commercial reason are not required to be reported to the relevant Competent Authority but should be reported to QFI.

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7.0	Labelling & packaging requirements
7.1 The Company is obliged to list QFI’s details as agreed on all labels, packaging or user instruction manuals/leaflets.
EU Authorised Representative
QUALITY FIRST INTERNATIONAL
20 Eversley Road
Bexhill on Sea
East Sussex
TN401HE
United Kingdom
Telephone: +44-208-221-2361
Telefax:      +44-208-221-1912
7.2 Copy artwork of the EU Authorised Representative details must be sent to QFI for approval before going to print.
7.3 QFI guarantees that the address, telephone and fax details will not change without a sufficient period of notice to be agreed, save for any changes in area code as may be made by the telephone companies.
7.4 Any variation in the appearance and details on labels, packaging and user instruction manuals or leaflets must be agreed between the Company and QFI.
8.0	Confidential information
8.1 QFI will not disclose confidential information relating to the services under this contract to any third party. This does not affect the obligation of QFI to provide information under civil or criminal law.
9.0	Work records
9.1 QFI will keep records of all work done under the contractual terms in accordance with QFI’s standard approved procedures.
10.0	Fees
10.1 Where this contract is first entered into between QFI and the Company a First registration fee of US $195 (one hundred and ninety-five Dollars US) payable on return of the signed contract by the Company.

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10.2 Annual fee for undertaking the role of EU Authorised Representative, is US $3245 (three thousand two hundred and forty-five Dollars US) for the contract period of TWELVE (12) months from the date of signature by the Company, payable on return of the signed contract, covering up to TEN (10) reported incidents or other notifications to the Competent Authority within that TWELVE (12) month period.
10.2.1 QFI will maintain the annual fee for undertaking the role of EU Authorised Representative for a period of three (3) years commencing the execution of this contract
10.2.2 Registration of additional products and changes to an existing, registered product attracts a unit charge of US $125 (one hundred and twenty-five Dollars US) for each product.
10.3 Any additional reported incidents or other notifications will be charged at an individual rate of US $125 (one hundred and twenty-five Dollars US) each as an additional unit fee.
10.3.1 QFI will maintain the additional unit fee for a period of three (3) years commencing the execution of this contract.
10.4 The Company agrees to make all payments by bank transfer.
10.4.1 Payment by bank transfer shall be made nett of charges to Quality First International Limited’s account at HSBC Plc, Hastings Branch, Hastings, East Sussex, TN34 1HW, United Kingdom, Bank swift code 40-05-15, account 39157053 605837285-561, IRAN GB10 MIDL 4005 1539 1570 53, BIC MIDLGB22.
10.4.2 The Company shall ensure all bank charges for transfers are paid and that nett amounts are received in QFI’s account
10.5 Banking wire transfer charges per transfer of US $45 (forty-five Dollars US).
10.6 All amounts due must be received gross by QFI.
11.0	Extra charges
11.1 The Company will be responsible for all additional charges incurred by QFI as a result of the provision of services where the Competent Authority requires work of QFI which is not part of the normal reporting procedure.
11.2 QFI will keep the Company informed when this occurs and where possible inform the Company in advance of the likely cost of this additional requirement from the Competent Authority.

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12.0	Payment terms
12.1 Invoices requesting First Registration Fee and the Annual Fee must be paid in full before QFI will undertake the provision of the above services.
12.2 Where the Company forwards details of any additional reported incidents or other notifications to QFI over and above the agreed TEN (10) (as referred to in Section 10.2 above) the Company shall at the same time forward to QFI the additional unit fee (as referred to in Section 10.3)
13.0	Advice & information
13.1 The EU Authorised Representative Contract in principle is for QFI to act as a receiving and forwarding communications representative between the Company and the Competent Authority.
13.2 The reporting time requirements are the responsibility of the Company through the creation of suitable systems and procedures to ensure notification of adverse incidents meeting the notification criteria of the Medical Device Vigilance system (MDVs) guidelines.
13.2.1 Where necessary, the Company’s procedures for MDVs notification shall be harmonised to ensure QFI’s turnaround time for completion of such notification can be fulfilled.
13.2.2 The Company will ensure that any adverse incident notification submissions are communicated to QFI in finished from no less than one working day before the expiry of the relevant reporting time requirement for notification to the Competent Authority by QFI.
13.2.3 QFI will implement documented procedures to ensure notification time requirements of the MDVs guidelines are achievable.
13.3 The accuracy of the details of any reported incident and/or notification are the responsibility of the Company.
13.3.1 QFI will implement documented procedures to ensure review of adverse incident reports and will confirm completion of notifications made to the Competent Authority within one (1) working day to the Company.
13.3.2 QFI will implement documented procedures to ensure review and communication of relevant adverse incident communications from the Competent Authority within one (1) working day to the Company.
13.4 The provision of advice and/or information by QFI is in confidence.
13.5 Liability other than death or personal injury as the result of the provision of advice and/or information by QFI, is hereby excluded.

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14.0	Renewal
14.1 Upon the anniversary of the date of commencement, continuation of the EU Authorised Representative Contract may be entered into subject to:
(a) satisfactory annual technical documentation review of the Company’s file.
(b) the receipt by QFI of the fees for the forthcoming years service.
15.0	Termination
15.1 This contract will terminate upon a breach of condition by either party where the injured party elects not to continue with the contract
15.2 By the Company serving written notice on QFI stating that
(1) QFI details have been removed from all Company labels and
(2) that QFI is no longer the EU Authorised Representative of the. Company.
15.3 By QFI serving written notice on the Company stating that
(1) QFI no longer acts as the Company EU Authorised Representative and
(2) stating that QFI requires the Company to remove all QFI details from all Company labels.
15.4 The period of written notice as referred to in 15.2 and 15.3 shall be a reasonable period taking into account the length of time the contract period has to run. Where there is a dispute as to length of written notice, term 16.1 shall apply.
16.0	Arbitration
16.1 In the event of any dispute whether as to law or fact or mixed law and fact between the Company and QFI, the parties agree to resolve the dispute amicably failing which the dispute will be referred to an arbitrator appointed by the Chartered Institute of Arbitrators. The arbitrator’s decision shall be final.
17.0	Start date
17.1 QFI will consider itself bound by the terms of this contract for the contract period from 1 January 2005 upon signature by the Company.

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18.0	Acceptance

As agent for QFI	/s/ H. Atchia

Title:	Technical Director

Name:	H A R D Atchia

Date:	January 25, 2005

Accepted on the terms herein stated:

As agent for the Company:	/s/ Edward W. Numainville

Title: Vice President Regulatory/Clinical Affairs

Name: Edward W. Numainville

Date: February 9, 2005

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EU Authorized Representative Contract for Services
Annual renewal of EU authorized representative contact
In accordance with the Renewal term 14.1 (a) and (b), please sign below and confirm:
(1) that you will provide QFI with the following:
(i) updates for various products you sell bearing the CE marking of conformity to update the Product Registration File we have notified to the Competent Authority.
(ii) Copies of the latest versions of the following information for all products placed on the market since initial CE marking by your company plus any new product (as agreed):
     a) Description of each product,
     b) Intended use of each product, including an example of unit and outer labels and Instructions for Use or equivalent),
     c) Declaration of Conformity,
     d) CE and Quality System Certificates,
     e) Date of commencement of manufacture of each product,
     f) A list of all technical documentation and related certificates,
     g) Breakdown of complaints, corrective and preventive action performed for these complaints plus complaints analysis,
     h) Hazard evaluation (risk analysis), including the Risk Management File according to EN 1441/EN ISO 14971,
     i) “technical” file or summary of content,
     j) List of design changes since First Placement of the Product on the Market with the CE marking of conformity,
     k) Copies of the relevant registration letters, authorisations and Certificates issued by regulatory authorities and other inspection bodies for the device.
     l) 27 original letters of appointment of QFI as EUAR for the Company.
for US manufacturers, please would also send the following documents with FDA:
     a) Establishment Registration,
     b) Device listing.
(iii) Summary of clinical data for each product according to Article 15/Annex X Council Directive 93/42/EEC so that the annual technical documentation review of your company’s file may be conducted.
(2) that the amount of $3245.00 will be forwarded to QFI by return, together with the transfer charge of $45 in accordance with term 10.4.

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As agent for QFI	/s/ H. Atchia

Title:	Technical Director

Name:	H A R D Atchia

Date:	January 25, 2005

Accepted on the terms herein stated:

As agent for the Company:	/s/ Edward W. Numainville

Title: Vice President Regulatory/Clinical Affairs

Name: Edward W. Numainville

Date: February 9, 2005

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